UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2025, 180 Life Sciences Corp. (the “Company”, “we” and “us”)  entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with investment funds managed by an institutional investor (the “Investor”), under which the Company agreed to sell and issue to the Investor senior secured convertible notes (the “Convertible Notes”) in aggregate principal amount of $156,250,000 (the “Principal Amount”) in exchange for cash equal to 96.0% of the Principal Amount (the “Debt Financing”). The Company closed the Debt Financing simultaneously with the signing of the Securities Purchase Agreement (the “Effective Date”). The Convertible Notes were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Convertible Notes bear interest at a rate of 0.00% per annum for the first six months, and 4.00% per annum for the following six months through the maturity date, which is the third year anniversary of the issuance date of the Convertible Notes (the “Maturity Date”) or earlier conversion or redemption date. The interest rate will increase to a rate of 18.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Notes. The Convertible Notes are secured by $44.5 million of Ether (ETH) (the “ETH Collateral”) and approximately $156.25 million in cash (the “Cash Collateral”).

At any time following the nine-month anniversary of the Effective Date, the Investor shall have the right to require that the Company redeem all or any part of the outstanding Convertible Notes. If at any time after the Effective Date, (i) the loan to value ratio of the Convertible Notes is greater than 85%, or (ii) upon the occurrence of any Trigger Event (as defined in the Convertible Notes), the Investor shall have the right to require that the Company redeem all or any part of the outstanding note in cash at a price equal to 100% of the amount of such Convertible Note being redeemed.

The Convertible Notes provide that the Investor may convert all or any portion of the principal amount of such Convertible Note, together with any accrued and unpaid interest thereon, at an initial conversion price of $3.445 (the “Conversion Price”), which is subject to a one-time, downward only reset after the nine-month anniversary of the issuance date (the “Reset Date”) equal to the closing bid price of the Common Stock on the Reset Date to the extent such price is less than the Conversion Price. The Investor is not permitted to convert the Convertible Notes to the extent that the shares of Common Stock deliverable upon conversion thereof would exceed 19.99% of the Company’s outstanding shares immediately prior to executing the Securities Purchase Agreement (the “Exchange Cap”) without prior stockholder approval. We are also required to seek stockholder approval for the issuance of the shares of Common Stock upon conversion of the Convertible Notes in accordance with the Securities Purchase Agreement.

The Convertible Notes provide for certain covenants, including that the Company shall maintain, at all times, (i) a balance of $5 million or more held in accounts other than the controlled securities account entered into at the consummation of this transaction and (ii) an loan-to-value ratio of no more than 100%, in addition to other customary covenants and events of default that are typical for transactions of this type and certain affirmative and negative covenants.

Pursuant to the Securities Purchase Agreement, the Company has agreed to certain obligations to register and maintain the registration of the shares of Common Stock underlying the Convertible Notes, including filing within 15 calendar days of the Effective Date, a resale registration statement to register for resale the shares underlying the Convertible Notes. Under this agreement, the Company shall be required to provide certain registration rights under the Securities Act and applicable state securities laws for the resale of the shares of Common Stock issuable upon conversion of the Convertible Notes.

The security documents consist of (i) a Pledge and Security Agreement entered into by the Company, certain subsidiaries of the Company and the collateral agent, which is an affiliate of the Investor (the “Collateral Agent”); (ii) an control agreement in respect of the ETH Collateral entered into by the Company, the Collateral Agent and the custodian of such account, (iii) a control agreement in respect of the Cash Collateral entered into by the Company, the Collateral Agent and the custodian of such account, and (iv) a guaranty agreement entered into by certain subsidiaries of the Company in favor of the Investor. In addition, the Company will pay up to $250,000 in legal fees of the Investor’s counsel.

The forms of the the Convertible Note, Securities Purchase Agreement, the Pledge and Security Agreement and the guaranty are each filed as Exhibits 4.2, 10.1, 10.3 and 10.4, respectively, to this Current Report, respectively, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, Convertible Notes and Pledge and Security Agreement, the terms of which are incorporated by reference herein.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement (the “RRA”) with the Investor pursuant to which, among other things, and subject to certain limitations set forth therein, the Investor has customary demand registration rights and the Company is obligated to prepare and file a registration statement registering the offer and sale of all of their Common Stock.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The form of RRA is filed as Exhibit 10.2 to this Current Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of RRA and the terms of which are incorporated by reference herein.

Subsequent Strategic Advisor Warrants

As previously disclosed, on July 29, 2025, in connection with the launch of the Company’s digital asset treasury strategy, the Company entered into a Strategic Advisor Agreement with each of Pink Sands Group, LLC, Cyber, Moode LLC, Moon Cat, LLC, Zorba Investments LLC, Purple Poseidon LLC, Tentacle Holdings LLC, PCAO LLC (“PCAO”), Johnny Foxtrot LLC and New Island Advisors LLC (collectively, the “Strategic Advisors” and the “Strategic Advisor Agreements”). Pursuant to the Strategic Advisor Agreements, the Strategic Advisors agreed to provide the Company advice from time to time regarding the ETH treasury strategy, including on ETH purchase and staking strategies and such other areas as may be mutually determined by the Strategic Advisor and the Company from time to time (the “Services”). In consideration for agreeing to provide the Services, the Company granted on the same day the Strategic Advisors warrants to purchase an aggregate of 45,572,251 shares of the Company’s Common Stock (the “Initial Strategic Advisor Warrants”). We also agreed that in the event the Company consummated a debt offering within sixty (60) days of the closing of the transactions contemplated by that certain Securities Purchase Agreement entered into on July 29, 2025, which transactions closed on August 4, 2025, to grant additional warrants to purchase shares of the Company’s Common Stock to the Strategic Advisors pursuant to the Strategic Advisor Agreements with an exercise price equal to the greater of (i) the conversion price of such Debt Offering and (ii) the minimum price required by Nasdaq at the time of execution of any such Debt Offering plus $0.125.

Effective with the closing of the Debt Financing, we granted additional warrants to purchase an aggregate of 9,071,110 shares of the Company’s Common Stock (the “Subsequent Strategic Advisor Warrants”).

The per share exercise price of each Subsequent Strategic Advisor Warrant is equal to $3.445, which is the Conversion Price of the Convertible Notes. The exercise price and the number of shares of Common Stock issuable upon exercise of each of the Subsequent Strategic Advisor Warrants is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Subsequent Strategic Advisor Warrants are exercisable any time in cash or by means of a cashless exercise and will not expire until the date the Subsequent Strategic Advisor Warrants are fully exercised. The Strategic Advisor Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates or anyone acting as a group with such Strategic Advisor) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

Subsequent Strategic Advisor Warrants to purchase 957,002 shares of Common Stock were granted to PCAO, of which Mr. McAndrew Rudisill, the Chairman of the Company, is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity.

The Subsequent Strategic Advisor Warrants issued pursuant to the Strategic Advisor Agreements, have not been registered under the Securities Act, or any state securities laws and will be issued pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Strategic Advisors. The securities may not be offered or sold in the United States absent an effective registration statement under the Securities Act or an applicable exemption from such registration requirements.

The foregoing description of the Strategic Advisor Agreements and Subsequent Strategic Advisor Warrants, is not complete and is qualified in its entirety by reference to the full text of the Form of Strategic Advisor Agreement and Form of Subsequent Strategic Advisor Warrants, which are incorporated by reference herein as Exhibit 10.5, and filed as Exhibit 4.1 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01 in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the Securities Purchase Agreement and the Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The Convertible Notes and the securities of the Company that may be issued in connection with the Debt Financing will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

In the event the Convertible Notes were converted in full at the conversion price of $3.445, the maximum number of shares of Common Stock currently issuable upon conversion thereof (notwithstanding the Exchange Cap), would total 45,355,588 shares of Common Stock.

If the Subsequent Strategic Advisor Warrants were exercised in full for cash, a maximum of 9,071,110 shares of Common Stock would be issuable in connection therewith (if not further adjusted).

To the extent the grants of the Options (discussed and defined in Item 5.02 below under “Option Grants”, which discussion and disclosures are incorporated by reference into this Item 3.02) are deemed to be “sold or offered” (and not issued under a no-sale theory), such grants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act for such grants, since the grants did not involve a public offering and the recipients were “accredited investors”. The securities are subject to transfer restrictions, and the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent an effective registration statement under the Securities Act or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable and in so far as the Convertible Notes include working capital restrictions and limitations on the payment of dividends.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Executive Chairman Appointment

Effective on August 7, 2025, McAndrew Rudisill was appointed as Executive Chairman of the Company. Mr. Rudisill’s biographical information, and the information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K, and a description of any material plan, contract or arrangement to which he is a party is set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2025, and incorporated by reference herein.

Also on August 7, 2025, the Company’s Board of Directors formed an Investment Committee to oversee the Company’s ETH and other digital assets, consisting of McAndrew Rudisill, Executive Chairman and Ryan Smith, Lead Director.

(e) Board of Directors Adoption of 180 Life Sciences Corp. 2025 Second Supplemental Option Incentive Plan

On August 8, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, adopted the Company’s 2025 Second Supplemental Option Incentive Plan (the “2025 Plan”). Notwithstanding such adoption, in accordance with the rules of The Nasdaq Capital Market, following the date of adoption, but prior to the Shareholder Approval Date (as defined below), (i) no stock options granted thereunder can be exercised, and (ii) if Shareholder Approval (as defined below) is not received, the 2025 Plan is to be unwound, and the outstanding stock options granted thereunder cancelled (the “Nasdaq Pre-Approval Requirements”). The 2025 Plan has not yet been approved by the Company’s stockholders, in accordance with the rules of The Nasdaq Capital Market, which allow the Company to adopt an equity arrangement and grant options thereunder prior to obtaining stockholder approval, provided that (i) no options can be exercised prior to obtaining stockholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if stockholder approval is not obtained.

The Company plans to obtain Shareholder Approval of the 2025 Plan within twelve (12) months of the date of adoption (the “Shareholder Approval” and the date of such Shareholder Approval, the “Shareholder Approval Date”). Additionally, the grant of incentive stock options under the 2025 Plan is subject to Shareholder Approval.

The 2025 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Plan (including any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2025 Plan are not intended to qualify as incentive stock options under the Code.

A total of 1,814,221 shares of Common Stock are reserved for awards under the 2025 Plan.

The foregoing description of the 2025 Plan is not complete and is qualified in its entirety by reference to the full text of the 2025 Plan, which is filed as Exhibit 10.6 hereto and is incorporated by reference into this Item 5.02 in its entirety.

Option Grants

Effective August 8, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, approved (i) the grant of stock options to purchase 771,044 shares of Common Stock to Blair Jordan, the Chief Executive Officer of the Company; (ii) the grant of stock options to purchase 771,044 shares of Common Stock to Ryan Smith, the Lead Director of the Company; (iii) the grant of stock options to purchase 181,422 shares of Common Stock to Stephen Shoemaker, an independent member of the Board of Directors of the Company; and (iv) the grant of stock options to purchase 90,771 shares of Common Stock to the Company’s outside legal counsel (collectively, the “Options”).

The Options were granted under the 2025 Plan and have a term of ten (10) years, subject in all cases to the terms and conditions of the 2025 Plan and the award agreements to be entered into to evidence such grants. The Options also subject to the Nasdaq Pre-Approval Requirements. The Options have an exercise price of $3.01 per share, which is $0.01 above the closing sales price of the Company’s Common Stock on The Nasdaq Capital Market on August 8, 2025.

The description of the Options above is not complete and is qualified in its entirety by the terms of the Option Agreements to be entered into, to evidence each grant, a form of which is attached hereto as Exhibit 10.7 and the 2025 Plan, which is filed as Exhibit 10.6, the terms of which are incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On August 11, 2025, the Company issued a press release announcing the sale of the Convertible Notes.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1  attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements address various matters including statements relating to the anticipated benefits of the completion of the Debt Financing and related transactions, the intended use of proceeds from the Debt Financing, the Company’s proposed digital asset treasury strategy, the digital assets to be held by the Company, the expected benefits from the transactions described herein and the Company’s ability to commercialize its iGaming assets as well as continuing to maintain the intellectual property around the Company’s existing biotechnology assets. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Each forward-looking statement contained in this Form 8-K, and in Exhibit 99.1 attached hereto is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the Debt Financing and related transactions, including the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in Exhibit 99.3 to the Current Report on Form 8-K filed by the Company with the SEC on July 30, 2025 and under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, and subsequent filings with the SEC and available at www.sec.gov and in the “Investors”, “SEC Filings”, “All SEC Filings” page of our website at www.180lifesciences.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 8.01 Other Events.

In connection with the announcement of the offering of the Convertible Notes, the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), as further updated with Risk Factors included in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “SEC Reports”), with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the SEC Reports.

Our stockholders may experience significant dilution as a result of conversion of our Convertible Notes.

We entered into the Securities Purchase Agreement with certain investors party thereto, providing for a new series of senior secured convertible notes due 2028, in the aggregate original principal amount of $156,250,000. The Convertible Notes are convertible into shares of Common Stock in accordance with the terms thereof. Our stockholders may experience significant dilution as a result of the conversion of the Convertible Notes.

The Convertible Notes contain covenants that limit our flexibility.

The Convertible Notes ranks senior to all other indebtedness and are secured by a first priority security interest, and contains certain participation rights and covenants that impose certain restrictions on us, including covenants that limit our ability to issue additional securities that would dilute or conflict with the Convertible Notes during specified periods. These restrictions could limit our ability to raise additional capital or pursue strategic opportunities, potentially impacting our operating and financial flexibility. These may limit the our ability to obtain additional financing on favorable terms, which could adversely affect our operating and financial flexibility.

The Convertible Notes are secured by a significant portion of our assets.

The Convertible Notes are secured by $44.5 million of Ether (ETH) and approximately $156.25 million in cash. As a result of the above, the holders of the Convertible Notes, in the event of the occurrence of a default under the Convertible Notes, may enforce their security interests over our assets which secure such obligations, may take control of our assets and operations, and/or force us to curtail or abandon certain of our current business plans and operations. If that were to happen, any investment in the Company (including, but not limited to any investment in our common stock) could lose value or become worthless.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Subsequent Strategic Advisor Warrant to Purchase Common Stock of 180 Life Sciences Corp.
4.2*	Form of Convertible Debenture
10.1*	Form of Secured Convertible Debenture Purchase Agreement, dated as of August 8 2025 by and between the Company and the investor thereto***
10.2*	Form of Registration Rights Agreement***
10.3*	Form of Pledge and Security Agreement***
10.4*	Form of Guaranty***
10.5	Form of Strategic Advisor Agreement, dated as of July 29, 2025, between 180 Life Sciences Corp. and the other parties thereto (Filed as Exhibit 10.7 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 5, 2025, and incorporated by reference herein)
10.6*	Form of 180 Life Sciences Corp. 2025 Second Supplemental Option Incentive Plan
10.7*	2025 Second Supplemental Option Incentive Plan – Form of Stock Option Agreement (August 2025 Awards)
99.1**	Press Release, dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

**	Furnished herewith.

***	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Chief Executive Officer